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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                                                      NEWS
----------------------                                               NASDAQ-CMED
July 9, 2002


                      COLORADO MEDTECH, INC. ANNOUNCES NEW
                     MEMBER OF COMPANY'S BOARD OF DIRECTORS

BOULDER, Colorado -- Colorado MEDtech, Inc. (NASDAQ -- CMED), a provider of advanced medical technology outsourcing services and medical imaging products, today announced that Duncan Soukup has been elected to its board of directors.

Mr. Soukup is Managing Director of Acquisitor plc, a United Kingdom-based company formed to acquire strategic holdings in U.S. companies at a discount to their private market value. Acquisitor and certain of its related parties hold approximately 1,295,734 (9.8%) of the outstanding shares of Colorado MEDtech. Mr. Soukup has been Managing Director of Acquisitor since it was founded in January 2000. Mr. Soukup is President and Chief Executive Officer of the Lionheart Group, Inc., a Delaware-based financial services holding company, which he formed in 1994. From 1988 to 1994 he served as a managing director of Bear Stearns & Co. Inc. where he established and ran the company's foreign equity research and sales departments.

"We have had discussions with Mr. Soukup on many occasions over the past couple of years and, as a representative of our largest shareholder, we have invited him to join our Board of Directors," said Stephen K. Onody, CEO and Chairman. "Acquisitor has signed a standstill agreement with the Company and we now look forward, working together, to continuing our focus on increasing shareholder value."

Mr. Soukup stated, "I am pleased to be joining Colorado MEDtech's Board of Directors. I am committed to working with the company's board and management to increase value for all shareholders."

Colorado MEDtech, Inc. is the full-service OneSource OutSource(TM) provider of advanced medical technology outsourcing services, including device and disposables development, software, medical device connectivity, manufacturing, system components for medical imaging and ultrasound accessories.

Forward-Looking Statements
The statements in this news release that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates," "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk


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that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk of an adverse result in pending or potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, the risk that acquired companies cannot be successfully integrated with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company's documents filed from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.


                                    CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO                   Telephone:    303.530.2660
Gregory A. Gould, CFO                                 Fax:          303.581.1010
Website: www.cmed.com                                 Email:   cmedinfo@cmed.com